UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021 (May 28, 2021)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01Completion of Acquisition or Disposition of Assets

On June 29, 2021 (the “SSA-Baltimore Closing Date”), CoreCivic, Inc. (the “Company”) consummated the sale of 100% of the membership interests of SSA Baltimore Holdings, LLC, a wholly-owned unrestricted subsidiary of the Company and the owner of the approximately 541,000 square-foot Social Security Administration office building in Baltimore, Maryland (“SSA-Baltimore”), to a third party (the “Baltimore Sale”), for a gross sales price of $253.0 million (the “Sales Price”). Concurrent with the Baltimore Sale, the Company used $170.6 million of the Sales Price to fully repay the 4.5% non-recourse mortgage note secured by SSA-Baltimore (the “SSA-Baltimore Mortgage Note”), which includes a make-whole payment in the amount of $29.1 million. The SSA-Baltimore Mortgage Note was assumed by the Company in connection with the acquisition of SSA-Baltimore and had an outstanding principal balance of $141.5 million on the SSA-Baltimore Closing Date.

In addition, on May 28, 2021 (the “CCC/NARA Closing Date”), the Company consummated the sale to another third party of two additional properties (collectively, the “CCC/NARA Sale”), an approximately 277,000 square-foot office property primarily leased to an agency of the State of Florida (“Capital Commerce Center”) and an approximately 217,000 square-foot warehouse property leased to the General Services Administration and used by the National Archives & Records Administration ("NARA"), in a single transaction for an aggregate gross sales price of $73.0 million (the “CCC/NARA Sales Price”). Concurrent with the CCC/NARA Sale, the Company used $23.8 million of the CCC/NARA Sales Price to fully repay the 4.5% non-recourse mortgage note secured by Capital Commerce Center (the “CCC Mortgage Note”), which includes a prepayment charge of $3.4 million. The CCC Mortgage Note was obtained in connection with the acquisition of the Capital Commerce Center and had an outstanding principal balance of $20.4 million on the CCC/NARA Closing Date.

The Company’s unaudited pro forma consolidated financial information giving effect to the Baltimore Sale and the CCC/NARA Sale (collectively, the “Property Sales”) are filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01Regulation FD Disclosure

On June 29, 2021, the Company issued a press release announcing the Property Sales. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial information of the Company giving effect to the Property Sales described in Item 2.01 above is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

(d) Exhibits.

99.1Press Release, dated June 29, 2021.

99.2Unaudited Pro Forma Consolidated Financial Statements of CoreCivic, Inc.

104Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 1, 2021	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer